NORWOOD
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FINANCIAL CORP.   717 Main Street o Honesdale, Pennsylvania 18431 o 570-253-1455

                             NORWOOD FINANCIAL CORP.
                               ANNOUNCED INCREASE
                                   IN DIVIDEND

HONESDALE - DECEMBER 17, 2004

     William W. Davis, Jr. President and Chief Executive Officer of Norwood Financial Corp (NWFL) and its subsidiary Wayne Bank announced that the Board of Directors declared a $.18 per share dividend payable February 1, 2005 to shareholders of record January 14, 2005. The $.18 per share represents $.01 per share or 5.9% increase over the $.17 per share dividend paid on November 1, 2004. This is the thirteenth consecutive year of dividend increases for the Company.

     Norwood Financial Corp, through its subsidiary, Wayne Bank operates eleven offices in Northeastern Pennsylvania. At September 30, 2004, the Company had total assets of $398.6 million, loans outstanding of $256.9 million, and total deposits of $317.9 million. The Company's stock is traded on the Nasdaq under the symbol "NWFL".

CONTACT:   Lewis J. Critelli
           Executive Vice President and Chief Financial Officer
           NORWOOD FINANCIAL CORP
           (570) 253-1455